[LETTERHEAD OF GREENBERG TRAURIG]

                               September 19, 2000


PalmWorks, Inc.
2525 South Shore Boulevard
Suite 309
League City, Texas 77573

     RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have acted as legal counsel to PalmWorks, Inc. (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on May 4, 2000, under the Securities Act of 1933, as amended, covering an aggregate of 762,393 shares of the Company's common stock, par value $0.001 per share, that may be sold from time to time by certain of the Company's stockholders (the "Selling Stockholders") (all such shares of common stock collectively called the "Shares").

     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to such further limitations and qualifications set forth below, it is our opinion that the Shares will be validly issued, fully paid, and non-assessable when (a) the Registration Statement as then amended shall have been declared effective by the Commission, and (b) the Shares have been sold by the Selling Stockholders as described in the Registration Statement.

PalmWorks, Inc.
September 19, 2000
Page 2

     We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the State of Nevada. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the effective date of the registration statement.


     We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                        Very truly yours,


                                        /s/ Greenberg Traurig, LLP